UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On October 5, 2017, Prime World International Holdings Ltd. (the “Company”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into an Early Termination Agreement (the “Termination Agreement”) with Chailease Finance Co., Ltd. (“Chailease”), pursuant to which the Finance Lease Agreement executed on March 31, 2016 (the “Original Agreement”) was terminated effective on October 6, 2017. Under the terms of the Termination Agreement, the Company agreed to pay Chailease 124,788,007 New Taiwan Dollars which includes all costs and expenses associated with the early termination, and Chailease agreed to transfer title to the Company of all property contemplated under the Original Agreement.

The foregoing description of the Termination Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Termination Agreement and is qualified in its entirety by reference to the full text of the Termination Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.02 of this Current Report on Form 8-K with respect to the Financing Agreements is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Translation of Early Termination Agreement, dated October 5, 2017, between Prime World International Holdings Ltd., and Chailease Finance Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By: /s/ David C. Kuo
David C. Kuo
General Counsel and Vice President

Date: October 11, 2017

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